UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2025 (June 30, 2025)

ZERIFY, INC.
(Exact Name of Registrant as Specified in its Charter)

Wyoming	000-55012	22-3827597
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1090 King Georges Post Road, Suite 603, Edison NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 237-2931

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01. Changes in Control of Registrant.

As reported in its Current Report on Form 8-K filed on September 3, 2024 (the “Prior Report”), on August 21, 2024, Zerify, Inc., a Wyoming corporation (the “Company”), experienced a change in control, whereby Abraham Poznanski, Howard Moser, Brian Szczapa and Adam Poznanski (collectively, the “Poznanski Group”) were appointed as directors of the Company. Further, on such date, Abraham Poznanski was appointed Chairman of the Board, pursuant to a Binding Memorandum of Understanding (the “Sovereign Agreement”), with Sovereign Assets, LLC (“Sovereign”). The Company’s entering into the Sovereign Agreement was reported by the Company in its Current Report on Form 8-K filed on July 26, 2024 (the “Original Report”).

Also as reported in the Prior Report, in conjunction with the appointment of the Poznanski Group as directors, each member of the Poznanski Group was issued one (1) share of the Company’s Series A Preferred Stock, a total of four (4) shares of Series A Preferred Stock. Because of the superior voting rights of the Series A Preferred Stock, the issuances to the Poznanski Group resulted in a change in control of the Company. Prior to such issuances, three of the Company’s directors, Mark L. Kay, Ramarao Pemmaraju and George Waller, owned all of the outstanding shares of Series A Preferred Stock and, by such ownership, possessed 80% voting control of the Company, as a group. Following such issuances, Mark L. Kay, Ramarao Pemmaraju, George Waller, Abraham Poznanski, Howard Moser, Brian Szczapa and Adam Poznanski, possessed 80% voting control of the Company, as a group.

Breach of Contract. The Sovereign Agreement contains, among other provisions, the following provision:

“Should Sovereign fail to deliver a minimum of $825,000 under the Senior Secured Loan on or before June 30, 2025, then (1) each of the New Directors [the Poznanski Group] shall, effective at the close of business on June 30, 2025, resign as Directors of the Company, (2) each of the New Directors [the Poznanski Group] shall, effective at the close of business on June 30, 2025, tender for cancellation their respective New Director Shares [the total of 4 shares of Series A Preferred Stock] and (3) Abraham Poznanski shall, effective at the close of business on June 30, 2025, resign from all positions with the Company.” [Emphasis added.]

As of the close of business on June 30, 2025, Sovereign failed to deliver the required minimum funding amount of $825,000, thereby breaching the Sovereign Agreement. Due to such breach, each member of the Poznanski Group was to have (1) resigned as a Director of the Company and (2) tendered to the Company for cancellation their respective shares of Series A Preferred Stock; and Abraham Poznanski was to have resigned from all positions with the Company (the foregoing actions are referred to collectively as the “Poznanski Group Obligations”). As of the date of this Current Report, none of the Poznanski Group Obligations has been satisfied. Notwithstanding such lack of action on behalf of the Poznanski Group, based on the terms of the Sovereign Agreement, the Company considers Abraham Poznanski, Howard Moser, Brian Szczapa and Adam Poznanski no longer to be Directors of the Company nor holders of Series A Preferred Stock, such that Mark L. Kay, Ramarao Pemmaraju and George Waller are now the only Directors of the Company and the only owners of Series A Preferred Stock. Thus, a change in control of the Company has occurred.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 5.01. Changes in Control of Registrant is incorporated in this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ZERIFY, INC.

DATE: July 7, 2025

By:	/s/ Mark L. Kay
Mark L. Kay
Chief Executive Officer

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